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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No 333-101297) of DOV Pharmaceutical, Inc. of our report dated March 7, 2003, except for Note 15 for which the date is March 28, 2003, relating to the financial statements of DOV Pharmaceutical, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS